UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 31, 2002

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.
Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Announces Prepayment of Series A Notes

LabOne, Inc. announced the prepayment of $15 million of Series A Senior Subordinated Notes, 11% coupon at 103% of principal on December 31, 2002. The notes were originally issued in August 2001 as part of its financing of the acquisition of Osborn Laboratories, Inc. Funding for the prepayment was obtained from LabOne's existing line of credit. In connection with the transaction, LabOne will record a $275,000 after-tax charge in the fourth quarter of 2002.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: January 3, 2003	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer